EXECUTIVE EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made effective the 11th day of January 1999 by and between CHAPARRAL RESOURCES, INC., a Colorado corporation (the "Employer"), and DR. JACK A. KRUG, an individual resident in the State of Colorado (the "Executive").


                                    RECITALS:

     WHEREAS, Employer desires to employ Executive and to have the benefit of his expertise, skills and services; and

     WHEREAS, Executive desires to be employed by Employer.


                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein after contained, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

     "Agreement"--this Employment Agreement, as may be amended from time to time.

     "Affiliate"--means any entity that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Employer.

     "Benefits"--as defined in Section 3.1(d).

     "Board of Directors"--the board of directors of the Employer.

     "Bonus"--as defined in Section 3.1(b).

     "Compensation"--means Salary, Bonus, Benefits, and stock awards.

     "Confidential Information"--any and all (i) trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and

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processes, customer lists, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret under the laws of the State of Colorado and other applicable laws, (ii) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, and related information), however documented, and (iii) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing. This Confidential Information excludes information previously known or held by Executive or information in the public domain.

     "Control" or "Controlled"--means ownership of fifty percent (50%) or greater of the voting stock of an entity.

     "Disability"--as defined in Section 6.2.

     "Effective Date--means January 11, 1999.

     "Employment Period"--the term of the Executive's employment under this Agreement.

     "Fiscal Year"--the Employer's fiscal year, as it exists on the Effective Date or as may be changed from time to time.

     "For cause"--as defined in Section 6.3.

     "Person"--any    individual,    corporation   (including   any   non-profit
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

     "Plan"--means  Employer's  1998  Incentive and Non  Statutory  Stock Option
Plan.

     "Proprietary Items"--as defined in Section 7.2(a)(iv).

     "Salary"--as defined in Section 3.1(a).

     "USD" - means lawful currency of the United States of America.


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                                    ARTICLE 2
                           EMPLOYMENT TERMS AND DUTIES

2.1 Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

2.2 Term. Subject to the provisions of Article 6, the term of the Executive's employment under this Agreement will be three (3) years, commencing on the Effective Date and ending on the same date in the year 2002; provided, however, this Agreement will be automatically extended for successive one (1) year terms thereafter, unless either the Employer or the Executive elects not to automatically extend the term of this Agreement by giving written notice to the other party at least sixty (60) days prior to the expiration of the then current term. Any extension of this Agreement shall be under the same terms and conditions hereof, unless otherwise agreed to in writing by the Employer and the Executive.

2.3 Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors, and will initially serve as the President and Chief Operating Officer of the Employer. The Executive will devote his entire business time, attention, skill, and energy to the business of the Employer, will use his best faith efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. The Executive will make regular oral and written reports to the Board of Directors regarding activities, as requested by the Board of Directors. The Executive will not be prohibited from engaging in additional activities in connection with personal investments, community affairs, or being a member of a board of directors of another company or companies that are not inconsistent or in conflict with the Executive's duties under this Agreement. If the Executive is elected as a director of the Employer or as a director or officer of any of its Affiliates, the Executive will fulfill his duties as such director or officer without additional compensation, unless otherwise agreed to by the parties.


                                    ARTICLE 3
                                  COMPENSATION

3.1 Compensation. The Executive's Compensation shall be as follows:

     (a) Salary. The Executive will be paid an annual salary of USD$250,000.00 (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly.

     (b) Bonus. An annual bonus may be awarded at the sole discretion of the Board of Directors.

     (c) Stock awards. The Employer hereby grants to Executive stock awards for 200,000 shares of stock for each year of Executive's service under this Agreement for a period of five years, in accordance with the terms and conditions set forth herein. The first stock award is granted on January 15, 1999; the date of approval by the Board of Directors of the stock awards. The remaining stock awards are hereby



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          granted and vest 200,000  shares per year on the  anniversary  date of the grant of such awards being January 15. The Executive shall be entitled to all the rights, benefits and privileges consistent with the company including but not limited to the right of registration of the stock awarded herein. If this Agreement is terminated for any
          reason,   the  stock  award  shall  be  prorated  for  each  month  of
          Executive's service for the applicable year. The stock awards granted hereunder are outside the scope of the Plan.

     (d) Benefits. The Executive will, during the Employment Period, be permitted to participate in such life insurance, hospitalization, major medical, disability and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").


                                    ARTICLE 4
                                    EXPENSES

4.1 Reimbursement. Employer will reimburse Executive's necessary and reasonable expenses incurred in the conduct of Employer's business upon Executive's monthly presentation of an itemized account of such expenses with proof that such expenses were incurred.


                                    ARTICLE 5
                             PERFORMANCE EVALUATIONS

Evaluations. Performance evaluations of the Executive may occur or may be given from time to time by the Employer. Employer may conduct both a written and oral performance evaluation yearly. Performance criteria will include, in the sole discretion of the Employer, the following:

     (a)  financial success of Employer; and

     (b)  fulfillment of the terms of this Employment Agreement.


                                    ARTICLE 6
                                   TERMINATION

6.1 Events of Termination. The Employment Period, the Executive's Compensation and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (unless provided otherwise in this Article 6):

     (a)  upon the death of the Executive;

     (b) upon the Disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other; or

     (c) For cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify.

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6.2 Definition of Disability. For purposes of Section 6.1, the Executive will be deemed to have a "Disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for one hundred eighty (180) consecutive days, as determined in accordance with this Section 6.2. The Disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a Disability. The determination of the medical doctor selected under this Section
6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2. This provision shall not conflict with or be required to be consistent with, and should be separate from, any and all issues related to requirements for disability insurance coverage or statutory benefits.

6.3 Definition of "For Cause". For purposes of Section 6.1, the phrase "For Cause" means:

     (a)  the Executive's material breach of this Agreement;

     (b)  the  misappropriation  or  attempted   misappropriation  of  funds  or
          property of Employer;

     (c) any act or action taken by Executive to usurp, or attempt to usurp, a corporate advantage or opportunity to or for Executive's benefit, either directly or indirectly, without the prior written consent of Employer and then only after full disclosure;

     (d) disclosure of confidential, secret, or proprietary information in any form (including but not limited to patents or trade secrets) to third parties whether competitors of Employer or not unless required for the conduct of business and only after confidentiality agreements are completed to protect the interest of Employer;

     (e)  the conviction of a felony;

     (f) any participation in activities which are prejudicial to the best interests of Employer which may or may not result in a felony or misdemeanor conviction.

6.4 Accrual of Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

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


6.5 Disability Pay. In the event that Executive is unable, for physical or mental reasons, to perform the essential functions of Executive's duties under this Agreement Executive shall be paid all Compensation under this Agreement until such time as Employer's short-term disability policy becomes effective. If Employer does not have a short term disability policy, then Employer shall pay Executive's Compensation for a period of one hundred eighty (180) consecutive days beginning on the first day of the event described in the first sentence of this Section 6.5. Thereafter, Employer will not be obligated to pay Executive's Compensation for that period beginning after Employer's short-term disability policy becomes effective or the conclusion of the one hundred eighty (180) days through that period whereby Executive is either terminated in accordance with
Section 6.1(b) or returns to active employment.


                                    ARTICLE 7
                  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

7.1 Acknowledgments by the Executive. The Executive acknowledges the following:

     (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information;

     (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; and

     (c) the provisions of this Article 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

7.2 Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

          (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any Person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

          (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits of the laws of the State of Colorado and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

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


          (iii)None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

          (iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

7.3 Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.


                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Articles 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

8.2 Covenants of Article 8 are Essential and Independent Covenants. The covenants by the Executive in Article 7 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have



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

independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer. The Executive's covenants in Articles 7 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement, or otherwise, will not excuse the Executive's breach of any covenant in Article 7. If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreement of the Executive in Article 7.

8.3 Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

8.4 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.5 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

8.6 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a party may designate by notice to the other parties):

         If to Employer:                    If to Executive:
         Attn:    Mr. John McMillian        Attn:      Dr. Jack A. Krug
                                            Attn:      MaryBeth Sobel, Esq.
         Fax No.: 305-860-9988              Fax No.:   303-308-5977

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8.7 Entire Agreement;  Amendments. This Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

8.8 Governing Law. This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

8.9 Arbitration. Any dispute arising out of or relating to this Agreement, including without limitation, any dispute between Employer and Executive shall be submitted to final and binding arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect. Any arbitration award may be fully enforced pursuant to applicable law.

8.10 Section Headings; Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article," "Articles," "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

8.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



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



IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      CHAPARRAL RESOURCES, INC.

                                      By:  /s/ John G. McMillian

                                      Name:John G. McMillian

                                      Title: Chairman & Chief Executive Officer


                                      DR. JACK A. KRUG

                                      /s/ Dr. Jack A. Krug


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